UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 17, 2007

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT		06001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 12, 2007, Magellan Health Services, Inc. (the “Company”) announced that it was awarded a contract to provide managed behavioral healthcare services to Medicaid recipients and other beneficiaries of the Maricopa County Regional Behavioral Health Authority (“RBHA”). The contract is anticipated to begin September 1, 2007 and to have an initial term through June 30, 2010 with options for the Arizona Department of Health Services to extend for two additional one-year periods. The contract is projected to generate annual revenue of approximately $500 million. Under Arizona law, the bidders who were not awarded the contract had the right to file a protest seeking to overturn the award. ValueOptions, Inc., which currently has the managed behavioral healthcare services contract with RBHA, and the other losing bidder for the RBHA contract both filed protests.

ValueOptions, Inc. owns and operates several behavioral health direct care facilities which currently serve the RBHA.  On July 17, 2007, the Company and ValueOptions, Inc. reached agreement for the transition of such behavioral health direct care facilities. Under the agreement, Magellan will purchase the assets associated with the facilities from ValueOptions, Inc. for $10.5 million and ValueOptions, Inc. will withdraw its protest of the contract award.  Both companies have agreed to cooperate throughout the transition of the contract.  Magellan anticipates that the facilities will remain in their current locations and that all of the staff will continue to serve in the facilities as Magellan employees.  The agreement for the purchase of the facility assets is expected to close August 31, 2007.  Pursuant to the award, Magellan is to transition the facilities to other providers under the program over the first 24 months of the contract.

The remaining outstanding protest has not yet been resolved.  There can be no assurance that such protest will not be successful, or that the existence of such protest will not delay the implementation of the contract.

Cautionary Statement:  This Form 8-K contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the contract to provide behavioral healthcare services to Medicaid recipients and other beneficiaries of the RBHA and the anticipated start date and revenues associated with such contract. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: July 19, 2007	By:	/s/ Mark S. Demilio
Name: Mark S. Demilio
Title: Executive Vice President and Chief Financial Officer